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                                                                    EXHIBIT 10.5


                         DEFERRED COMPENSATION AGREEMENT


THIS AGREEMENT made this 26th day of October, 1999, by and between First Bank, Morgantown, Indiana (the "Corporation") and H. Dean Hawkins (the "Employee").

WITNESSETH THAT:

1. The Corporation shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, $172,038.44 on the last day of October 1999.

(a) Title to and beneficial ownership of any assets, whether cash or investments which the Corporation may earmark to pay the deferred compensation hereunder, shall at all times remain with the Corporation, and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Corporation.

2. The benefits to be paid as deferred compensation are as follows: the Corporation will pay the Employee $52,038.44 of his deferred compensation account balance on November 10, 1999, and the remaining $120,000.00 of his deferred compensation balance after December 31, 1999, but prior to January 31, 2000.

(a) If the Employment is terminated because of death before November 1, 1999, and while he is in the employ of the Corporation, then the Corporation shall make a compensation sum payment to his designated beneficiary in the same manner and the same extent as provided in paragraph 2 above.

3. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall be created or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

4. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will, by designation of beneficiary in the event of the Employee's death, or by the laws of descent and distribution.

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5. The Employee may contribute to the Corporation's 401k plan and deferred compensation plan. The Corporation agrees to continue to provide the Employee and his spouse medical insurance benefits on the same basis as other employees under January 1, 2001.

6. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing any benefits or other arrangements, other than those noted in Paragraph 5, of the Corporation for the benefit of its employees.

7. This Agreement shall be binding upon and insure to the benefit of the Corporation, its successors and assigns, and the Employee and his heirs, executors, administrators, and legal representatives.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers, and Employee has hereunto set his hand and seal as of the date first above written.

                                                First Bank


                                                By  /s/ Jerry Engle
                                                  -----------------------------
                                                    Jerry Engle, President


                                                By  /s/ John Ditmars
                                                  -----------------------------
                                                    John Ditmars, Secretary


                                                By  /s/ H. Dean Hawkins
                                                  -----------------------------
                                                    H. Dean Hawkins


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                                 TERMINATION OF
                   FIRST BANK DEFERRED COMPENSATION AGREEMENT
                                      FOR
                                H. DEAN HAWKINS



THIS AGREEMENT is made this 31st day of January, 2000, by and between FIRST BANK (formerly FIRST STATE BANK), located in Morgantown, Indiana (the "Bank"), and H. DEAN HAWKINS (the "Executive").

The Bank and the Executive entered into the FIRST STATE BANK DEFERRED COMPENSATION AGREEMENT on January 1, 1997 (the "Agreement").

The Executive terminated employment (by retirement) with the Bank on November
1, 1999. Pursuant to the Deferred Compensation Agreement dated October 26,
1999, the balance of the deferred compensation account is the benefit payable prior to January 31, 2000. In January, 2000, the Executive shall defer, pursuant to the Agreement, $5,000.00 of compensation payable to the Executive in January, 2000.

Pursuant to Exhibit 1 of the Agreement, the Executive elected to have said benefit paid in 120 equal monthly installments beginning with the month following the Executive's Normal Retirement Age of 72. The Bank shall credit interest pursuant to Section 3.1.2. No other benefit shall be paid under this Agreement.

The Executive is currently serving on the board of Directors of the Bank. Accordingly, beginning January, 2001, the Executive contemplates resuming the deferral of fees under the Deferred Director Fee Agreement dated September, 1995.

The Parties, by executing this Agreement, hereby agree to the terms stated herein.


EXECUTIVE                         FIRST BANK

   /s/ H. Dean Hawkins               /s/ Jerry Engle
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H. DEAN HAWKINS                   JERRY ENGLE, PRESIDENT